AMENDMENT 2001-3
                           U S WEST SAVINGS PLAN/ESOP


         The U S WEST Savings Plan/ESOP as amended and restated as of June 12, 1998, and executed June 28, 2000 (the "Plan") is hereby amended under Section
10.1 of the Plan as follows, effective January 1, 2001, unless otherwise noted:

         1. Effective November 19, 2001, the name of the Plan is changed to the "Qwest Savings & Investment Plan" and all references to the "U S WEST Savings Plan/ESOP" shall hereinafter be deemed a reference to the Qwest Savings and Investment Plan.

         2. Effective November 19, 2001, Section 1.64 is amended to read as follows:

             "1.64 `Plan' shall mean the Qwest Savings & Investment Plan set forth herein, now in effect or hereinafter amended."

         3. Section 1.21 is amended to add the phrase "or 132(f)(4)" to the end of the first sentence thereof.

         4. Section 1.75(a)(i) is amended to add the phrase "or 132(f)(4)" to the bracketed language at the end of the first sentence thereof.

         5.  Section 3A.9(e) is amended to read as follows:

             "(e) Management Employee Diversification Election. A Management Employee may direct that all or a portion of the contributions (and earnings thereon) credited to his ESOP Account on or after January 1, 2001, be transferred among the funds specified in paragraphs (b), (c),
         (d), (e), (f) and (i) of Section 2.5 in accordance with Sections 2.5 and 2.6."
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         6.  Section 3.1 is amended to read as follows:

         "3.1 - Contributions by Participants.

             Every Participant may make Before-Tax Contributions pursuant to
         Section 3.2 and/or After-Tax Contributions pursuant to Section 3.3. A Participant may make Before-Tax Contributions and After-Tax Contributions during the same pay period provided that, subject to the limitations of Sections 3.6, 3.7, 3.8, 3.10 and Article IV, such Participant's combined Before-Tax Contributions and After-Tax contributions for a pay period cannot exceed 16% of such Participant's Savings Plan Eligible Earnings for the pay period (in the case of an Occupational Employee) and 18% of such Participant's Savings Plan Eligible Earnings for the pay period (in the case of a Management Employee)."

         7.  Section 3.2(a) is amended to read as follows:

             "(a) Election to Defer. Subject to the limitations in Sections 3.1, 3.6, 3.7, 3.10 and Article IV, each Participant may elect Before-Tax Contributions, in accordance with Section 2.6, in whole percentages from 1% to 16% of such Participant's Savings Plan Eligible Earnings for each payroll period (in the case of an Occupational Employee) and from 1% to 18% of such Participant's Savings Plan Eligible Earnings for each payroll period (in the case of a Management Employee). Participants' Savings Plan Eligible Earnings shall be reduced by the amount of their Before-Tax Contributions, which shall be credited to Participants' Before-Tax Accounts, and shall be made in accordance with rules established by the Committee. See the definition of Savings Plan Eligible Earnings for Participants whose Savings plan Eligible Earnings exceed the Code Section 401(a)(17) limit for the Plan Year."

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         8.  Section 3.3(a)(i) is amended to read as follows:

             "(i) Subject to the limitations of Sections 3.1, 3.8 and Article IV, each Participant may elect After-Tax Contributions on his own behalf, in accordance with Section 2.6, in whole percentages from 1% to 16% of such Participant's Savings Plan Eligible Earnings for each payroll period (in the case of an Occupational Employee) and from 1% to 18% of such Participant's Savings Plan Eligible Earnings for each payroll period (in the case of a Management Employee). Such contributions by Participants shall be credited to Participants' After-Tax Accounts, and shall be made in accordance with rules established by the Committee. See the definition of Savings Plan Eligible Earnings for Participants whose Savings plan Eligible Earnings exceed the Code Section 401(a)(17) limit for the Plan Year."